UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	July 29, 2005

THE CHILDREN’S PLACE RETAIL STORES, INC.
________________________________________________________________________
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23071	31-1241495
(State or other jurisdiction	(Commission	(IRS Employer ID
of incorporation)	File Number)	Number)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(201)558-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On July 29, 2005, The Children’s Place Retail Stores, Inc. (the “Company”) entered into an amendment to the Fourth Amended and Restated Loan and Security Agreement (the “Agreement”), dated as of October 30, 2004, by and among The Children's Place Retail Stores, Inc. and each of its subsidiaries that are signatories thereto, as borrowers, the financial institutions named therein, and Wells Fargo Retail Finance, LLC, as agent. This amendment provides for a temporary overadvance facility under which the Company will have the right to borrow up to $20 million through October 31, 2005. Borrowings under this temporary overadvance facility will be in addition to advances that are made under the Agreement based upon the amount of the Company's eligible inventory and accounts receivable from time to time. Interest on any outstanding amounts under the temporary overadvance facility will accrue at LIBOR plus 4.0% per annum. All outstanding amounts under the temporary overadvance facility must be paid in full by October 31, 2005.

Item 2.03 Creation of a Direct Financial Obligation

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:

10.1
Third Amendment to Fourth Amended and Restated Loan and Security Agreement, dated July 29, 2005, by and among The Children’s Place Retail Stores, Inc. and each of its subsidiaries that are signatories thereto, as borrowers, the financial institutions named therein, and Wells Fargo Retail Finance, LLC, as agent.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Hiten Patel
Name: Hiten Patel
Title: Senior Vice President and Chief Financial Officer

Dated: July 29, 2005